As filed with the Securities and Exchange Commission on February 27, 2014	Registration No. 33-98532

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Astoria Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-3170868 (I.R.S. Employer Identification No.)

One Astoria Federal Plaza Lake Success, New York (Address of principal executive offices)	11042-1085 (Zip Code)

(516) 327-3000

(Registrant’s telephone number, including area code)

Thomas E. Lavery, Esq.
Senior Vice President and

General Counsel
Astoria Financial Corporation
One Astoria Federal Plaza
Lake Success, New York 11042-1085
(516) 327-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: Robert C. Azarow, Esq. Arnold & Porter LLP 399 Park Avenue New York, NY 10022 (212) 715-1336

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration No. 33-98532) (the “Original Registration Statement”) filed by Astoria Financial Corporation (the “Registrant”) pursuant to which the Registrant registered 300,000 shares of its common stock for sale pursuant to its Automatic Dividend Reinvestment and Stock Purchase Plan (the “Original Plan”).  Such shares were offered pursuant to a prospectus supplement, dated February 1, 2000, and accompanying base prospectus dated October 23, 1995, which form part of the Original Registration Statement. On January 7, 2014, the Registrant terminated the Original Plan and adopted a new Dividend Reinvestment and Stock Purchase Plan (the “New Plan”), and the shares to be sold pursuant to the New Plan are being offered pursuant to a prospectus supplement, dated January 8, 2014, and accompanying base prospectus dated March 11, 2013, which are part of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-182041).  Accordingly, the offering of shares pursuant to the Original Plan has been terminated.  Pursuant to the undertaking in the Original Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the Original Registration Statement to de-register all of the shares of common stock offered pursuant to the Original Plan which remain unsold as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Success, New York, on February 27, 2014.

Astoria Financial Corporation

/s/ Thomas E. Lavery
Thomas E. Lavery Senior Vice President and General Counsel

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.